UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2023

THARIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41210	84-2642541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1200 Route 22 East, Suite 2000

Bridgewater, NJ 08807

(Address of principal executive offices, including zip code)

(908) 955-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	THAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated and filed as of December 8, 2023, with respect to Item 8.01 Other Events. The purpose of this Form 8-K/A is to indicate that Tharimmune, Inc. believes, as of December 11, 2023, that it exceeds the Nasdaq $5 million minimum stockholders’ equity requirement.

Item 8.01 Other Events.

On November 30, 2023, Tharimmune, Inc. (the “Company”) announced the closing of its previously announced public offering (the “Offering”) of an aggregate of 11,000,000 shares of its common stock (or pre-funded warrants in lieu thereof), including the partial exercise of the underwriter’s over-allotment option. Total gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses, were approximately $11 million. As a result of the closing of the Offering, as of December 11, 2023, the Company’s total stockholder equity is now in excess of $5.0 million. Accordingly, the Company believes that it exceeds the $5 million minimum stockholders’ equity requirement for initial listing set forth under Nasdaq Listing Rule 5505(b)(1)(A).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2023	Tharimmune, Inc.

/s/ Randy Milby
Randy Milby
Chief Executive Officer

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